Exhibit 23.1

                          INDEPENDENT AUDITOR'S CONSENT

         We consent to the incorporation by reference in this Registration Statement of Vianet Technologies, Inc. on Form S-8 of our report on the consolidated financial statements of Vianet Technologies, Inc. and its subsidiaries dated March 2, 2001, except Note 19 as to which the date is April 12, 2001, appearing in the Annual Report on Form 10-KSB of Vianet Technologies, Inc. for the year ended December 31, 2000.

                                                              Sincerely,

                                                      /s/ McGladrey & Pullen LLP
                                                          McGladrey & Pullen LLP

New York, New York

November 9, 2001